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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-143228 of Allstate Life of New York Separate Account A ("the Account") on Form N-4 ("Registration Statement") of our report dated March 13, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, and to the incorporation by reference in this Registration Statement of our report dated March 25, 2008 relating to the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information of the Account, which is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche

Chicago, Illinois

July 18, 2008